Exhibit 4.2

NONE OF THIS WARRANT OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND THE HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS THAT THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RELEASE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF MAY BE MADE EXCEPT AS SPECIFICALLY SET FORTH IN THIS WARRANT.

WARRANT TO PURCHASE SHARES

OF

COMMON STOCK

OF

AMPLIPHI BIOSCIENCES CORPORATION

Warrant No.

Issue Date:

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED,        (“Holder”), is entitled, subject to the terms set forth below, to purchase from AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”),         shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), subject to adjustment as provided in Section 10 (the “Warrant Shares”), at the Purchase Price set forth in Section 3.

1.          Issuance. This Warrant is issued to Holder by the Company pursuant to that certain (the “Purchase Agreement”).

2.          Covenants as to Warrant Shares. The Company has reserved, and at all times during the period this Warrant is outstanding shall reserve, a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant. The Warrant Shares are duly authorized, and, when issued to the Holder pursuant to the terms of this Warrant and the Purchase Agreement, will be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of Holder in the Purchase Agreement, will be issued in compliance with the registration and qualification requirements of all applicable securities laws.

3.          Purchase Price; Number of Shares; Notice of “Triggering Event.” Subject to the terms and conditions hereinafter set forth, the Holder is entitled, at any time from the date hereof to the Expiration Date (as defined in Section 9), upon surrender of this Warrant and the delivery of the Exercise Notice attached hereto as Attachment I (the “Exercise Notice”), fully completed and duly executed, each at the office of the Company, or such other address as the Company shall notify the Holder of in writing, to purchase from the Company the Warrant Shares (as adjusted pursuant to Section 10) at a fixed price per share of $          (the “Purchase Price”). Until such time as this Warrant is exercised in full or expires pursuant to the terms hereof, the Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment pursuant to Section 10. Notwithstanding anything to the contrary set forth in this Warrant, unless waived in writing by the Holder, the Company shall provide written notice to Holder if any Triggering Event (defined below) occurs. A “Triggering Event” shall be deemed to have occurred if: (i) the Company’s Board of Directors (the “Board”) adopts a resolution approving a plan of merger or share exchange or a transaction involving the sale of all or substantially all of the Company’s assets (each, an “Extraordinary Transaction”) and proposes to submit such Extraordinary Transaction to the Company’s shareholders for approval, (ii) any tender offer or exchange offer (whether by the Company or another person or entity) is commenced pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iii) there is a Change in Control (as defined in the Company’s Amended and Restated Articles of Incorporation, as amended, with respect to the Series B Convertible Preferred Stock).

4.          Payment of Purchase Price.

(a)          Subject to the conditions set forth in Section 3, this Warrant may be exercised in full or in part by the Holder by payment in cash, by wire transfer or by certified or official bank check payable to the order of the Company, for the purchase price of the Warrant Shares to be purchased hereunder.

(b)          The Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the redemption notice attached hereto as Attachment II (the “Redemption Notice”) duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

X = Y (A-B)
A

where	X =	the number of Warrant Shares to be issued to the Holder pursuant to this Section 4(b).

	Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4(b).

	A =	the fair market value (“FMV”) of one share of Common Stock, as determined below, at the time the net issue election is made pursuant to this Section 4(b).

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4(b).

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For the purposes of this Section 4(b), FMV shall be determined at the time of exercise and shall mean the fair market value of the shares of Common Stock determined as follows:

(x)          if the Common Stock is traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the ten (10) trading day period ending three (3) days prior to the date of determination;

(y)          if the Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid over the ten (10) trading day period ending three (3) days prior to the date of determination; or

(z)          if there is no active public market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board.

The Board shall promptly respond in writing to a reasonable inquiry by the Holder as to the FMV of the Common Stock for purposes of this Section 4(b).

5.          Partial Exercise. For any partial exercise or redemption pursuant to Section 4(a) or 4(b) hereof, the Holder shall designate in the Exercise Notice or Redemption Notice (as the case may be) the number of Warrant Shares that it wishes to purchase or the aggregate number of underlying Warrant Shares represented by the portion of this Warrant it wishes to redeem (as the case may be). On any such partial exercise or redemption, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Warrant Shares which have not been purchased upon such exercise or redemption.

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6.          Holder’s Exercise Limitation. Notwithstanding any other provision of this Warrant, at any time prior to exercise hereof, the Holder may provide written notice to the Company electing to be subject to this Section 6. With respect to any such electing Holder, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) conversion or exercise of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 6. For purposes of this Section 6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 6, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party.  In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares, and the portion of the Warrant associated with the Excess Shares shall be deemed not to have been exercised.  For purposes of clarity, the shares of Common Stock underlying this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 6 or to make changes or supplements necessary or desirable to properly give effect to such limitation.  Once a Holder has elected to become subject to this Section 6, the limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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For purposes of this Section 6, “Attribution Parties” means, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a “group” (as defined in Rule 13d-5 promulgated under Section 13(d) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act.  For clarity, the purpose of the foregoing is to subject collectively an electing Holder and all other Attribution Parties to the Maximum Percentage.

7.          Issuance; Issuance Date. As soon as practicable after the exercise of this Warrant, and in any event within five (5) business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Warrant Shares purchased or acquired by the Holder as a result of such exercise, rounded down to the nearest whole number. The person or entity or persons or entities in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

8.          Warrant Shares. The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

9.          Expiration Date; Automatic Exercise. This Warrant shall expire at the close of business on June 26, 2018 (the “Expiration Date”) and shall be void thereafter; provided, however, that in the event that, upon the Expiration Date, the FMV of one Warrant Share (or other security issuable upon the exchange hereof) as determined in accordance with Section 4(b) is greater than the Purchase Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exchanged pursuant to Section 4(b) as to all Warrant Shares (or such other securities) for which it shall not previously have been exchanged or converted into Common Stock (or if not then outstanding, into such other class and series of securities into which the Warrant Shares are then convertible), and the Company shall promptly deliver a certificate representing such Warrant Shares (or such other securities) issued upon such conversion to the Holder.

10.         Adjustment of Number of Warrant Shares Issuable Pursuant to this Warrant or the Purchase Price.

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(a)          Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date of issuance of this Warrant (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the number of Warrant Shares issuable hereunder shall be proportionately increased and the Purchase Price shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable hereunder shall be proportionately decreased and the Purchase Price shall be proportionately increased. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the number of Warrant Shares issuable hereunder shall be proportionately increased and the Purchase Price shall be proportionately decreased, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of Warrant Shares issuable hereunder and the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this Section 10(b) to reflect the actual payment of such dividend or distribution.

(c)          Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation in which the Company is the continuing entity and which does not result in any change in the Common Stock) in any such event this Warrant shall be exercisable for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock for which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)          Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a Change in Control transaction or other capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares), as a part of such Change in Control transaction or capital reorganization, this Warrant shall be deemed exercised and provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant would have been entitled on such Change in Control transaction or capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 10 with respect to the rights of the Holder after the Change in Control transaction or capital reorganization to the effect that the provisions of this Section 10 shall be applicable after that event and be as nearly equivalent as practicable.

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(e)          Adjustment of Purchase Price after a “Diluting Issue”. If on any date on or after June 26, 2013, any additional Common Shares (other than (a) shares issued upon conversion of the Series B Convertible Preferred Stock (“Series B Preferred”), or (b) Excluded Securities, as hereinafter defined) shall be issued for a consideration per share (or, in the case of any transactions contemplated in Sections 10(e)(iii) or 10(e)(iv) herein, shall be deemed to be issued on or after the date hereof for a Presumed Consideration (as defined in Section 10(e)(vi) herein) per share) less than the Purchase Price on the date such Common Shares were issued or deemed to have been issued (the “New Issuance Price”), the Purchase Price shall be adjusted at the close of business on such date to equal the New Issuance Price. With respect to any issuance or deemed issuance at any time after an issuance resulting in an adjustment pursuant to this Section 10(e), there will be an adjustment to the Purchase Price only in such event that the consideration received per share or Presumed Consideration deemed to have been received per share is less than the New Issuance Price in effect at the time of such issuance or deemed issuance. In such event, the New Issuance Price shall be defined as the consideration received per share or Presumed Consideration deemed to have been received per share in such diluting issue.

For the purpose of this Section 10(e), the following provisions shall be applicable with respect to the issuance of additional Common Shares and the adjustment set forth in the immediately preceding paragraph:

(i)          Stock Dividends, etc. In case any additional Common Shares shall be issued as a dividend on Common Shares, the Purchase Price shall be adjusted as provided in Section 10(b) hereof.

In case any additional Common Shares shall be issued as a dividend on any class of stock of the Company other than Common Stock (in which case Section 10(b) hereof shall apply) or Series B Preferred (in which case the terms of the Series B Preferred contained in the Company’s Amended and Restated Articles of Incorporation, as amended shall apply), or in case any obligations or stock convertible into or exchangeable for Common Shares (such convertible or exchangeable obligations or stock being hereinafter called “Convertible Securities”) shall be issued as a dividend on any class of stock of the Company, such Common Shares or Convertible Securities shall be deemed to have been issued without consideration on the day next succeeding the date for the determination of shareholders entitled to such dividend.

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(ii)         Rights or Options below Purchase Price. In case the Company shall on or after the Original Issue Date grant any rights or options (other than any rights or options that are Excluded Securities) to subscribe for or to purchase additional Common Shares or Convertible Securities, and the Presumed Consideration per share received and receivable by the Company for such additional shares under such rights or options or pursuant to the terms of such Convertible Securities shall be less than the Purchase Price in effect immediately prior to the terms or the granting of such rights or options, the maximum number of additional Common Shares issuable pursuant to such rights or options or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the granting of such rights or options, and the Company shall be deemed to have received the Presumed Consideration therefor. No adjustment (except as provided in Section 10(e)(iv) herein) shall be made upon the actual issuance of Common Shares, upon the exercise of rights or options referenced in this Section 10(e)(ii) or the conversion of Convertible Securities referenced in this Section 10(e)(ii).

(iii)        Securities Convertible below Purchase Price. In case:

(a)          the Company shall issue any Convertible Securities, and

(b)          the Presumed Consideration per share for additional Common Shares issuable pursuant to the terms of such Convertible Securities shall be less than the Purchase Price in effect immediately prior to the time of the issuance of such Convertible Securities, then the issuance of such Convertible Securities shall be deemed to be an issuance (as of the date of issuance of such Convertible Securities) of the maximum number of additional Common Shares necessary to effect the conversion or exchange of all such Convertible Securities, and the Company shall be deemed to have received the Presumed Consideration therefor as of the date of issuance of such Convertible Securities. No further adjustment, except as provided in Section 10(e)(iv) herein, shall be made upon the actual issuance of Common Shares upon the conversion of Convertible Securities.

(iv)        Superseding Adjustment of Purchase Price. If, at any time after any adjustment of the Purchase Price shall have been made on the basis of Common Shares deemed to be issued by reason of the provisions of the foregoing Sections 10(e)(ii) or 10(e)(iii) on the basis of the granting of certain rights or options or the issuance of certain Convertible Securities, or after any new adjustments of the Purchase Price shall have been made on the basis of Common Shares deemed to be issued by reason of the provisions of this Section 10(e)(iv), such rights or options or the right of conversion or exchange in any such Convertible Securities (for which, or purchased pursuant to any rights or options for which, such an adjustment shall previously have been made) shall expire, and none of such rights or options, or the right of conversion or exchange in respect of such Convertible Securities, as the case may be, shall have been exercised, then such previous adjustment shall be rescinded and annulled and the Common Shares that were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to have been issued by virtue of such computation.

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(v)         Effect of “Split-up” or “Split-down” on “deemed issued” shares. Upon the effective or record date for any subdivision or combination of the Common Shares of the character described in Section 10(a) hereof, including the issuance of a stock dividend that is treated as such a subdivision under Section 10(e)(i) herein, the number of the Common Shares that are at the time deemed to have been issued by virtue of Sections 10(e)(ii), 10(e)(iii) or 10(e)(iv) herein, but have not actually been issued, shall be deemed to be increased or decreased proportionately.

(vi)        Computation of Consideration and Presumed Consideration. For the purposes of this Section 10(e):

(a)          The consideration received by the Company upon the actual issuance of additional Common Shares shall be deemed to be the sum of the amount of cash and the fair value of property (as determined in good faith by resolution of the Board as at the time of issue or “deemed issue” in the case of Section 10(e)(vi)(b)) herein) received or receivable by the Company as the consideration or part of the consideration (v) at the time of issuance of the Common Shares, (w) for the issuance of any rights or options upon the exercise of which such Common Shares were issued, (x) for the issuance of any rights or options to purchase Convertible Securities upon the conversion of which such Common Shares were issued, (y) for the issuance of the Convertible Securities upon conversion of which such Common Shares were issued, and (z) at the time of the actual exercise of such rights, options or conversion privileges upon the exercise of which such Common Shares were issued, in each case without deduction for commissions and expenses incurred by the Company for any underwriting of, or otherwise in connection with the issue or sale of, such rights, options, Convertible Securities or Common Shares, but after deduction of any sums paid by the Company in cash upon the exercise of, and pursuant to, such rights, options or conversion privileges in respect of fractional Common Shares, except that the consideration received by the Company upon the issuance of Common Shares in connection with a consolidation, merger, purchase of assets as a going business or purchase of at least a majority of the voting stock of any corporation, shall be deemed to be the Current Conversion Price then in effect;

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(b)          The consideration deemed to have been received by the Company for additional Common Shares deemed to be issued pursuant to rights, options and conversion privileges by reason of transactions of the character described in Sections 10(e)(ii) and 10(e)(iii) hereof (the “Presumed Consideration”) shall be the consideration (determined as provided in the foregoing Section 10(e)(vi)(a)) that would be received or receivable by the Company at or before the actual issue of such Common Shares so deemed to be issued, if all rights, options and conversion privileges necessary to effect the actual issue of the number of shares deemed to have been issued and been exercised (successively exercised in the case of rights or options to purchase Convertible Securities), and the minimum consideration received or receivable by the Company upon such exercise had been received; all computed without regard to the possible future effect of anti-dilution provisions on such rights, options and/or conversion privileges.

(f)          Unless the context otherwise requires, the following terms have the following respective meanings:

“Common Shares” means (i) the Company’s presently outstanding Common Stock, and (ii) stock of the Company of any class hereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

“Convertible Securities” shall have the meaning set forth in 10(e)(i)(i) herein.

“Excluded Securities” means (i) warrants, stock options or appreciation rights granted to directors, officers, employees, consultants or service providers of the Company or its subsidiaries pursuant to any of the Company’s incentive compensation, option or benefit plans, as may be approved by the Board for officers, directors and employees of the Company (as the same may be adjusted pursuant to anti-dilution provisions contained in such stock options or rights), (ii) shares issued pursuant to the exercise of such warrants, options or rights granted pursuant to such plans, (iii) securities issued or issuable upon conversion of the Series B Preferred or exercise of the Warrant Shares issued pursuant to the Subscription Agreement, dated June 26,2013, (iv) securities issued or issuable in connection with a bona fide business acquisition of or by the company, whether by merger, consolidation, sale of assets, sale or exchange of stock, in connection with licensing transaction or otherwise, or (v) securities issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions.

“Presumed Consideration” shall have the meaning set forth in 10(e)(vi)(b)(vi)(b) herein.

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11.         Conversion or Redemption of Common Stock. Should all of the Company’s Common Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into another class shares of the Company’s stock, or if there shall be any reclassification, capital reorganization or change of the Common Stock, or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company or any of its subsidiaries, taken as a whole, then the Company shall mail or cause to be mailed to the Holder a notice specifying the date on which any such record is to be taken for the purpose of such event and stating the material provisions of such event, including the date upon which such event shall be consummated. Such notice shall be mailed at least ten (10) days prior to the earlier of the record date or the date specified in such notice on which any such action is to be taken.

12.         Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the FMV of a full Warrant Share.

13.         Notices of Record Date, Etc. In the event of: (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive a dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property; (2) any reclassification or recapitalization of capital stock; or (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (C) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of the proposed issue or grant and the person or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

14.         No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

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15.         Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the holders representing at least two-thirds of the aggregate number of shares of Common Stock issuable upon the exercise of all outstanding warrants issued on the Original Issue Date having substantially similar terms to the terms hereof.

16.         Transfers, Substitute Warrant.

(a)          This Warrant may only be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) by the Holder (a) pursuant to an effective registration statement under the Securities Act or (b) to an Affiliate (as defined below) of the Holder, provided that the Holder or the Holder’s Affiliate delivers to the Company an opinion of qualified counsel in form and substance satisfactory to the Company setting forth that such Transfer is exempt from the registration requirements of the Securities Act and does not otherwise violate federal or state securities laws (the “Opinion”) and the Holder’s Affiliate delivers a representation letter (the “Representation Letter”) in form and substance satisfactory to the Company. In furtherance of the foregoing, in order to affect the Transfer, the Holder shall deliver to the Company this Warrant, the assignment form attached hereto as Attachment III properly endorsed, and the Opinion and the Representation Letter. Upon delivery of the foregoing, for Transfer of this Warrant in its entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon delivery of the foregoing, for Transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to the Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been Transferred.

(b)          In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

17.         Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the laws of the State of New York.

18.         Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company’s successors and assigns and shall be binding upon and inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

19.         Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a federal holiday, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a federal holiday.

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20.         Notices. All notices, requests, claims, demands, disclosures and other communications required or permitted by this Warrant shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger, or (b) upon confirmed delivery as evidenced by the delivery receipt of an nationally recognized overnight delivery service or registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person or entity for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 19:

If to Holder:

If to Company:

AmpliPhi Biosciences Corporation

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

Attention: Philip Young

Facsimile: 855-259-1079

With a copy to (which shall not constitute notice):

23.         Counterparts.  This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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Dated:

AMPLIPHI BIOSCIENCES CORPORATION

By:
Philip Young
President and Chief Executive Officer

[Signature Page to Warrant]

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Attachment I

[FORM OF EXERCISE NOTICE]

(TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To: AmpliPhi Biosciences Corporation	Date:___________________

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase and subscribe for, _________ shares of Common Stock of AmpliPhi Biosciences Corporation (the “Company”) covered by this Warrant. The undersigned herewith makes payment of $_______ thereof. The certificate(s) for such shares (the “Shares”) shall be issued in the name of the undersigned as is specified below:

________________________

(Name)

________________________

________________________

(Address)

The undersigned represents that: (i) the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

Signature (must conform to name of Holder as specified on the face of the Warrant)

Fed Tax ID # __________________________

[Signature Page to Exercise Notice]

Attachment II

[FORM OF REDEMPTION NOTICE]

(TO BE SIGNED ONLY ON REDEMPTION OF WARRANT)

TO: AmpliPhi Biosciences Corporation

The undersigned, the Holder of the within Warrant, hereby irrevocably elects, in accordance with and subject to the provisions of Section 4(b) of such Warrant, to redeem, and to cause the Company to redeem for shares of Common Stock of AmpliPhi Biosciences Corporation , such Warrant with respect to that portion of such Warrant representing __________ * underlying shares of Common Stock. The undersigned requests that the certificates for the shares of Common Stock issuable upon redemption be issued in the name of, and delivered to __________________________________, whose address is ____________________________________________.

______________________________
(Signature must conform in all
respects to name of Holder as
specified on the face of the
Warrant)

______________________________

______________________________
(Address)

Dated:

*Insert here the number of underlying shares with respect to which the Warrant is being redeemed.

Attachment III

[FORM OF ASSIGNMENT]

(TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received the undersigned hereby desires to sell, assign and transfer unto

_________________________________________________________________

_________________________________________________________________

Please print or typewrite name and address of Assignee and include Fed Tax ID # of Assignee

_________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint ______________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_________________________

____________________________________
(Signature must conform to name of Holder as specified on the face of the Warrant)

Signed in the Presence of:
______________________________